EXHIBIT 10.4

Presstek Europe Limited	(1)
and
PNC Bank, National Association	(2)

COMPOSITE GUARANTEE AND DEBENTURE in relation to a Credit Agreement

BST99 1649183-1.069646.0035

CONTENTS

1	INTERPRETATION	3

2	SECURED OBLIGATIONS	8

3	CHARGES	10

4	SET-OFF	14

5	UNDERTAKINGS	14

6	FURTHER ASSURANCE	19

7	ENFORCEMENT	20

8	APPOINTMENT OF ADMINISTRATOR	21

9	APPOINTMENT AND POWERS OF RECEIVER	21

10	APPLICATION OF PROCEEDS; PURCHASERS	23

11	INDEMNITIES; EXCLUSION OF LIABILITY; COSTS AND EXPENSES	24

12	POWER OF ATTORNEY	25

13	CONTINUING SECURITY AND OTHER MATTERS	25

14	CURRENCIES	27

15	DECLARATION OF TRUST	27

16	MISCELLANEOUS	36

17	NOTICES	38

18	LAW	39

SCHEDULE 1PROPERTIES	40

SCHEDULE 2 SECURITIES	41

SCHEDULE 3 INTELLECTUAL PROPERTY	42

SCHEDULE 4 NOTICE OF CHARGE	43

SCHEDULE 5 DISPOSAL OF CHARGED ASSETS	46

SCHEDULE 6 ACCESSION UNDERTAKING	48

SCHEDULE 7 NOTICE OF ASSIGNMENT	49

SCHEDULE 8 LANDLORD WAIVER AND CONSENT	51

BST99 1649183-1.069646.0035

DATE OF COMPOSITE GUARANTEE AND DEBENTURE	5 March 2010
PARTIES
(1)	PRESSTEK EUROPE LIMITED (Company Number 01941149 ) whose registered office is at Unit 1, The Summit Centre, Skyport Drive, Harmondsworth, West Drayton, Middlesex UB7 0LJ, England (the “Company”).
(2)	PNC BANK, NATIONAL ASSOCIATION acting in its capacity as Lender and Agent.
THIS DEED WITNESSES THAT:

1	INTERPRETATION

1.1	Definitions

In this deed, unless the context otherwise requires:

“Accession Undertaking” means a deed of accession substantially in the form set out in Schedule 6.

"Account" means each from time to time opened or maintained by the Company at such branch of the relevant bank or financial institution, in each case, as the Agent may approve (acting reasonably) and all rights, benefits and proceeds in respect of such account, including without limitation the following accounts:

Account Holder	Bank	Account number	Purpose
Presstek Europe Ltd.			Operating (GBP)
Presstek Europe Ltd.			Operating (EURO)
Presstek Europe Ltd.			Operating (USD)
Presstek Europe Ltd.			Operating (YEN)

"Administrator" means any person appointed under Schedule B1 Insolvency Act 1986 to manage the Company's affairs, business and property.

"Agent" means PNC Bank, National Association or such other person as may be appointed Agent pursuant to this deed.

"Assigned Agreements" means all intercompany notes representing indebtedness due from the Company to any member of the Controlled Group.

"Charged Assets" means all assets of the Company described in clauses 3.1 (Fixed Charges) and 3.2 (Floating Charges).

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance.

"Credit Agreement" means the credit agreement dated on or about the date of this Deed and made between Presstek Inc. as borrower, the Lender and the Agent pursuant to which the Lender agreed to make available a US$25,000,000 revolving credit facility, as that agreement may from time to time be amended, varied, novated, supplemented or replaced including, without limitation, by the increase or extension of maturity of the facility or by any change in the identity of the Agent or any of the Lenders.

"Debts" means book and other debts, revenues and claims, whether actual or contingent, whether arising under contracts or in any other manner whatsoever and all things in action which may give rise to any debt, revenue or claim, together with the full benefit of any Encumbrances, Collateral Instruments and any other rights relating thereto (whether as creditor or beneficiary) including, without limitation, reservations of proprietary rights, rights of tracing and unpaid vendor's liens and associated rights, but excluding any assets the subject of clauses 3.1(h) or 3.1(i).

"Default Rate" has the meaning given to the term in the Credit Agreement.

"Disposal" includes any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement, right or privilege, the grant of a licence or permission to assign or sublet, the creation of a trust or other equitable interest or any other proprietary right in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of access to any other person over any Intellectual Property, and any agreement or attempt to do any of the foregoing and "dispose" and "disposition" shall be construed accordingly).

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing or preferring any obligation of any person or any other arrangement having the effect of conferring rights of retention or set-off or other disposal rights over an asset (including, without limitation, title transfer and/or retention arrangements having a similar effect) and includes any agreement to create any of the foregoing.

"Enforcement Date" means the date on which the Agent or any Secured Party demands payment of the Secured Obligations following the occurrence of an Event of Default or any step is taken to put the Company into administration;

"Environment" means:

(a)	land, including, without limitation, surface land, sub-surface strata, sea bed and river bed under water (as defined in paragraph (b)) and natural and man-made structures;

(b)	water, including, without limitation, coastal and inland waters, surface waters, aquatic sediment, ground waters and water in drains and sewers;

(c)	air, including, without limitation, air inside buildings and other natural and man-made structures above or below ground; and

(d)	any living systems or organisms supported by the media set out in (a), (b) or (c) above.

"Environmental Complaint" has the meaning given to it in the Credit Agreement.

"Environmental Law" has the meaning given to it in the Credit Agreement.

"Environmental Licence" means any permits, consents, licences, certificates, notices, filings, lodgements, agreements, directions, declarations, exemptions, variations, renewals and amendments and other authorisations and approvals required or provided under Environmental Law.

"Equipment" means machinery, equipment, furniture, furnishings, fittings and fixtures (excluding any fixtures and fittings belonging to a tenant) and other tangible personal property (other than Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs and office equipment, together with all present and future additions thereto, replacements or upgrades thereof, components and auxiliary parts and supplies used or to be used in connection therewith and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located and any other asset which would be treated as a fixed asset under GAAP.

"Event of Default" has the meaning given to it in the Credit Agreement.

"Fixed Charge Assets" means the assets of the Company described in clause 3.1.

"Fixtures" means, in relation to a Property, all fixtures and fittings (including trade fixtures and fittings, but excluding any fixtures and fittings belonging to a tenant), fixed plant and machinery and other items attached to that property, whether or not constituting a fixture at law.

"GAAP" means accounting principles which are for the time being generally acceptable in the United Kingdom.

"Guarantee" means the obligations of the Company pursuant to clause 2.1(b) and includes the obligations of the Company arising by virtue of clauses 2.2 and 13.

"Hazardous Substance" has the meaning given to it in the Credit Agreement.

"Incapacity" means, in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership).

"Indebtedness" has the meaning given to it in the Credit Agreement.

"Insurances" means all present and future contracts or policies of insurance (including life assurance policies) taken out by the Company or in which the Company from time to time has an interest.

"Intellectual Property" means all patents (including applications for and rights to apply for patents), trade marks and service marks (whether registered or not) and applications for the same, trade names, registered designs, design rights, semi-conductor topography rights, database rights, copyrights, computer programs, know-how and trade secrets and all other intellectual or intangible property or rights and all licences, agreements and ancillary and connected rights relating to intellectual and intangible property including any renewals, revivals or extensions thereof and wherever in the world subsisting.

"Inventory" means inventory, goods and merchandise, wherever located, raw materials, work-in-progress, finished goods, returned goods and materials and supplies of any kind, nature or description used in connection with the Company's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other specified property, and all documents of title or other documents representing them.

"Lender" means PNC Bank, National Association and includes any successor in title, assignee and substitute for it and any other person or entity for the time being a party to the Credit Agreement in the capacity of a lender and "Lenders" shall be construed accordingly.

"Permitted Encumbrance" has the meaning given to it in the Credit Agreement.

"Property" means freehold and leasehold property wherever situate (other than any heritable property in Scotland), and includes all liens, charges, options, agreements, rights and interests in or over such property or the proceeds of sale of such property and all buildings and Fixtures thereon and all rights, easements and privileges appurtenant to, or benefiting, the same and "Properties" means all or any of the same, as the context requires.

"Receiver" means any receiver and/or manager not being an administrative receiver (within the meaning of section 29(2) Insolvency Act 1986) appointed by the Agent pursuant to clause 9.1 (Appointment).

"Receivership Assets" has the meaning given to it in clause 9.1 (Appointment).

"Remediation" means any and all investigating, sampling, analysing, removing, remedying, cleaning-up, abating, containing or ameliorating the presence in or effect on the Environment of any contamination or pollution including, without limitation, the removal, treatment and disposal of material and the treatment and monitoring of ground waters and gases and emissions to air and the obtaining of expert technical and legal advice (including all project management functions) in relation thereto.

"Secured Obligations" means all moneys, obligations and liabilities covenanted to be paid or discharged under or pursuant to clause 2.

"Secured Parties" means each Lender and the Agent.

"Securities" means stocks, shares, bonds and securities of any kind whatsoever (including warrants and options to acquire or subscribe any of the same) whether marketable or otherwise and all interests (including but not limited to loan capital) including all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest, or otherwise in respect thereof.

"Specified Person" means each or all, as the context requires, of the Company, its Subsidiaries, the occupier of any property from time to time and at any time owned, leased, occupied or otherwise used by the Company or any of its Subsidiaries or any of their respective officers.

"Subsidiary" shall have the meaning given to it in section 1159 Companies Act 2006.

1.2	Successors and assigns

The expressions "Lender", "Company" and "Agent", include, where the context admits, their respective successors, and, in the case of a Lender, its respective transferees and assignees, whether immediate or derivative.

1.3	Headings

Clause headings and the contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this deed.

1.4	Construction of certain terms

In this deed, unless the context otherwise requires:

(a)	references to clauses and Schedules are to be construed as references to the clauses of, and the schedules to, this deed and references to this deed include its schedules;

(b)
references to (or to any specified provision of) this deed or any other document shall be construed as references to this deed, that provision or that document as in force for the time being and as amended, supplemented, replaced or novated in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

(c)	words importing the plural shall include the singular and vice versa;

(d)	references to a time of day are to London time;

(e)
references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, or otherwise in respect of, any of the foregoing;

(f)
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

(g)	references to a "person" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

(h)
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(i)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

(j)	an Event of Default shall be deemed to be continuing if it has not been waived or remedied to the satisfaction of the Agent.

1.5	Effect as a deed

This deed is intended to take effect as a deed notwithstanding that the Agent may have executed it under hand only.

1.6	Credit Agreement definitions

Unless the context otherwise requires or unless otherwise defined in this deed, words and expressions defined in the Credit Agreement shall have the same meaning when used in this deed.

1.7	Credit Agreement to prevail

If there is a conflict between the terms of this deed and those of the Credit Agreement, or if the provisions of this deed are more onerous than the provisions of the Credit Agreement which deal with the same or substantially the same issue, the terms of the Credit Agreement shall prevail.

2	SECURED OBLIGATIONS

2.1	Covenant to pay: Guarantees

The Company hereby:

(a)
covenants that it will pay on demand to the Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by it to the Secured Parties or any of them whether express or implied, present, future or contingent, joint or several, incurred as principal or surety determined in whatever currency or incurred on any banking account under or pursuant to the Credit Agreement, any Other Document and/or this deed or otherwise howsoever when the same become due for payment or discharge; and

(b)	irrevocably and unconditionally:

(i)	guarantees the due performance by each Borrower and by each Guarantor of all its obligations under or pursuant to the Credit Agreement and the Other Documents; and

(ii)
guarantees the payment of all moneys now or hereafter due, owing or incurred to the Secured Parties or any of them under or pursuant to the Credit Agreement, any Other Document and/or this deed or otherwise howsoever by each Borrower and each Guarantor); and

(iii)
undertakes that, if for any reason any Borrower or Guarantor fails to discharge any such obligation or to pay any such moneys, it shall immediately on demand by the Agent discharge such obligation or, as the case may be, pay such moneys to the Agent.

2.2	Company as principal debtor: indemnity

As a separate and independent stipulation, the Company irrevocably and unconditionally agrees that if any purported obligation or liability of the Company which would have been the subject of its Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against it on any ground whatsoever whether or not known to the Secured Parties or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Company or any legal or other limitation, whether under the Limitation Acts or otherwise, any disability or Incapacity or any change in the constitution of the Company) it shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and it were a principal debtor in respect thereof.  The Company hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Secured Parties against any loss or liability arising from any failure of the Company to perform or discharge any such purported obligation or liability or from any invalidity or unenforceability of any of the same against it.

2.3	Statements of account conclusive

Any statement of account of the Company, signed as correct by an officer of the Agent, showing the amount of the Secured Obligations of the Company, shall, in the absence of manifest error, be binding and conclusive on and against the Company.

2.4	Interest

The Company agrees to pay interest on each amount demanded of it under its Guarantee from the date of such demand until payment (after as well as before judgment) at the Default Rate in accordance with the terms of the Credit Agreement.

3	CHARGES

3.1	Fixed Charges

The Company, with full title guarantee, hereby charges to the Agent as a continuing security for the payment and discharge of its Secured Obligations:

(a)	by way of first legal mortgage, the Properties (if any) specified in Schedule 1 (Properties);

(b)
subject to clause 3.4(a), by way of first legal mortgage, all Properties (other than any property specified in Schedule 1 (Properties)) now owned by the Company or in which the Company has an interest;

(c)
subject to clause 3.4(a), by way of first fixed charge (to the extent not the subject of a legal mortgage by virtue of clauses 3.1(a) or 3.1(b)) all present and future Properties now or from time to time hereafter owned by the Company or in which the Company may have an interest;

(d)
by way of first fixed charge, all Equipment now or from time to time hereafter owned by the Company or in which the Company has an interest and the benefit of all contracts and warranties relating to the same;

(e)	by way of first fixed charge, all Securities specified in Schedule 2 (Securities);

(f)
by way of first fixed charge, all Securities (other than any property specified in Schedule 2 (Securities)) now or from time to time hereafter owned by the Company or in which the Company has an interest;

(g)
by way of first fixed charge, all Debts now or from time to time hereafter owned by the Company or in which the Company has an interest (whether originally owing to the Company or purchased or otherwise acquired by it);

(h)	by way of first fixed charge, the proceeds of collection of all Debts;

(i)
by way of first fixed charge, any and all amounts from time to time standing to the credit of all present and future accounts of the Company with any bank, financial institution or other person including, without limitation, the Accounts;

(j)	by way of first fixed charge, all moneys from time to time payable to the Company under or pursuant to the Insurances including without limitation the right to the refund of any premiums;

(k)	by way of first fixed charge, the proceeds of all other sums of money received by the Company, other than those specified in clauses 3.1(g), 3.1(h), 3.1(i) or 3.1(j);

(l)	by way of first fixed charge, the goodwill and uncalled capital of the Company;

(m)	by way of first fixed charge, the Intellectual Property (if any) specified in Schedule 3 (Intellectual Property);

(n)
by way of first fixed charge, all Intellectual Property (other than any Intellectual Property specified in Schedule 3 (Intellectual Property)), now or from time to time hereafter owned by the Company or in which the Company may have an interest;

(o)
subject to clause 3.4(a), if not effectively assigned by clause 3.4 (Security Assignment), by way of first fixed charge all its rights and interests in (and claims under) the Assigned Agreements and all other contracts, agreements, deeds, undertakings, guarantees, warranties, indemnities, other documents, concessions and franchises now or hereafter entered into by or granted to, or vested in, or novated or assigned to, the Company (including any contract for sale of or other dealing with any of the Charged Assets).

3.2	Floating Charges

The Company hereby charges to the Agent by way of first floating charge as a continuing security for the payment and discharge of its Secured Obligations its undertaking and all its property, assets and rights whatsoever and wheresoever both present and future, including, without limitation, its Inventory other than any property or assets from time to time effectively charged by way of legal mortgage or fixed charge or assignment pursuant to clause 3.1 (Fixed Charges), clause 3.4 (Security Assignment) or otherwise pursuant to this deed.

3.3	Qualifying Floating Charge

The provisions of paragraph 14 of Schedule B1 Insolvency Act 1986 apply to the floating charges in clause 3.2 (Floating Charges), which shall be enforceable at any time on or after the Enforcement Date.

3.4	Security Assignment and Removal of Impediments to Charges and Assignments

(a)
Subject to clause 3.4(b) below, as further security for the payment and discharge of the Secured Obligations, the Company assigns absolutely with full title guarantee to the Agent all its rights, title and interest in the Assigned Agreements, provided that on payment or discharge in full of the Secured Obligations the Agent will at the request and cost of the Company promptly re-assign the Assigned Agreements to the Company (or as it shall direct).

(b)	To the extent that:

(i)	any right, title or interest described in clause 3.1 or 3.2 is not capable of being charged; or

(ii)	any right, title or interest described in clause 3.4 is not capable of assignment,

the charge purported to be created by clause 3.1 or 3.2 or the assignment purported to be effected by clause 3.4 (as the case may be) shall, without prejudice to the provisions of clause 3.1(h) in relation to Debts, operate as a charge or an assignment (as the case may be) by way of continuing security of any and all proceeds, damages, compensation, remuneration, profit, rent or income which the Company may derive therefrom or be awarded or entitled to in respect thereof, in each case as continuing security for the payment, discharge and performance of the Secured Obligations.

3.5	Restrictions on dealing with Charged Assets

The Company hereby covenants that it will not:

(a)	dispose of all or any of its Properties which are necessary or useful in the proper conduct of its business;

(b)
dispose of all or any of the other Fixed Charge Assets which are necessary or useful in the proper conduct of its business except for disposals for which the Agent's consent has been requested in the form set out in Schedule 5 Part 1 and expressly granted by the Agent in the form set out in Schedule 5 Part 2 (such consent not to be unreasonably withheld or delayed);

(c)	dispose of its Inventory or any other Charged Asset which is necessary or useful in the proper conduct of its business otherwise than in the ordinary course of business;

(d)
without limiting the generality of the foregoing provisions of this clause 3.4 dispose of, or create or attempt to create or permit to subsist or arise any Encumbrance (save for any right of set-off which arises by operation of law) on or over, the Debts or any part thereof or release, set off or compound or deal with the same otherwise than in accordance with clause 5.1(c); or

(e)
create or attempt to create or permit to subsist in favour of any person other than the Agent any Encumbrance on or affecting the Charged Assets or any part thereof except a Permitted Encumbrance, a lien arising by operation of law in the ordinary course of trading over property other than land.

3.6	Automatic conversion of floating charge

So far as permitted by law and notwithstanding anything expressed or implied in this deed:

(a)
if the Company creates or attempts to create any Encumbrance (other than a Permitted Encumbrance) over all or any of the Charged Assets without the prior written consent of the Agent or if any person levies or attempts to levy any distress, execution, sequestration or other legal process against any of the Charged Assets, the floating charge created by clause 3.2 (Floating Charges) over the Properties or asset concerned shall thereupon automatically without notice be converted into a fixed charge; and

(b)	the floating charge created by clause 3.2 (Floating Charges) shall automatically be converted into a fixed charge on the Enforcement Date.

3.7	Conversion of floating charge by notice

Notwithstanding anything expressed or implied in this deed but without prejudice to clause 3.5(e) (Automatic conversion of floating charge), the Agent shall be entitled at any time by giving notice in writing to that effect to the Company to convert the floating charge created by the Company over all or any part of the Charged Assets into a fixed charge as regards the assets specified in such notice, if the Agent is of the view that those assets are in danger of being seized or sold under any form of distress, attachment or execution or are otherwise in jeopardy from any formal legal process.

3.8	Land Registry

(a)
The Company hereby consents to the Agent's application to the Chief Land Registrar in form RX1 for the registration of the following restriction against each of the registered titles specified in Schedule 1 (and against any title to any unregistered Property specified in Schedule 1 which is or ought to be the subject of a first registration of title at the Land Registry at the date of this deed):

"RESTRICTION:

No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the charge dated [date] in favour of [chargee] referred to in the charges register.

(b)
In respect of any Property charged pursuant to clauses 3.1(a) to 3.1(c) title to which is registered at the Land Registry, the Company on its own behalf hereby represents and warrants that the security created by this deed does not contravene any of the provisions of the memorandum and articles of association or any other constitutional documents of the Company.

3.9	The Credit Agreement

The obligation on the part of the Agent and each Secured Party to make further advances to the Borrower under the Credit Agreement shall be deemed to be incorporated in this deed as an obligation of the Agent for the purposes of section 94(1)(c) Law of Property Act 1925 and the Agent may apply in form CH2 to the Chief Land Registrar to enter a note of such obligation on the register of each of the titles referred to in clause 3.8 (Land Registry).

3.10	The Securities

The Company will, if so requested by the Agent following the Enforcement Date, transfer all or any Securities from time to time owned by it to such nominees or agents as the Agent may select.

4	SET-OFF

4.1	Set-off

The Company hereby agrees that each of the Secured Parties may at any time without notice following the occurrence of an Event of Default which is continuing, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing Accounts wheresoever situate (including accounts in the name of such Secured Party or of the Company jointly with others), whether such Accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such Accounts in or towards satisfaction of the Secured Obligations owed to such Secured Party which, to the extent not then payable, shall automatically become payable to the extent necessary to effect such set-off.

4.2	Purchase of currencies

For the purpose of clause 4.1 (Set-off) only, the Company authorises each Secured Party  to purchase with the moneys standing to the credit of such Accounts such other currencies as may be necessary to effect such applications.

5	UNDERTAKINGS

5.1	The Company hereby undertakes with the Agent that during the continuance of this security it will:

(a)	Credit Agreement undertakings

comply with all of its obligations (if any) under the Credit Agreement (as if the same were set out in this deed mutatis mutandis);

(b)	Consents and licences

obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this deed;

(c)	Debts

collect its Debts in the ordinary course of its business in a proper and efficient manner. Following the Enforcement Date the Company may not, without the prior written consent of the Agent, withdraw any proceeds of the Debts from the Accounts or compromise, compound, vary, discharge, postpone or release any of the Debts or waive its right of action in connection therewith or do or omit to do anything which may delay or prejudice the full recovery thereof, other than granting extensions to normal trade credit in accordance with the Company's reasonable and prudent management of its debtors on a normal commercial basis;

(d)	Assigned Agreements

Promptly following written request by the Agent, give notice to the other parties to the Assigned Agreements that it has assigned its rights under the Assigned Agreements to the Agent.  Such notice will be given in substantially the form set out in Schedule 7.

(e)	Deposit of deeds

deposit with the Agent (to be held at the risk of the Company):

(i)	(if any), all deeds and documents of title relating to its Properties and the Insurances relating thereto;

(ii)
all certificates and documents of title relating to the Securities owned by it and such deeds of transfer in blank and other documents as the Agent may from time to time require for perfecting the title of the Agent to such Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser; and

(iii)	all such other documents relating to its Charged Assets as the Agent may from time to time require (acting reasonably);

(f)	Conduct of business

(i)
ensure its centre of main interest for the purposes of Council Regulation (EC) No 1346/2000 of 29 May 2000 on Insolvency Proceedings including, but not limited to, its headquarter functions is located at all times within England and Wales and not move its centre of main interest to any other jurisdiction without the prior written consent of the Agent  which the Agent may withhold at the Agent's sole discretion or otherwise diminish in or divert from England and Wales the substantive management and control of its business or any of its Properties;

(g)	Compliance with covenants etc

observe and perform all covenants, requirements and obligations from time to time imposed on, applicable to or otherwise affecting its Charged Assets and/or the use, ownership, occupation, possession, operation, repair, maintenance or other enjoyment or exploitation of its Charged Assets whether imposed by statute, law or regulation, contract, lease, licence, grant or otherwise, carry out all registrations or renewals and generally do all other acts and things (including the taking of legal proceedings) necessary or desirable to maintain, defend or preserve its right, title and interest to and in its Charged Assets without infringement by any third party and not without the prior written consent of the Agent enter into any onerous or restrictive obligations affecting any of the same or agree any rent review relating to any interest in any of its Properties;

(h)	Alteration or development of Properties

save with the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, not make any material structural alteration to any of the Properties or any material alteration to the user of any of the Properties or do or permit to be done anything which is a "development" within the meaning of the Town and Country Planning Acts for the time being in force or any orders or regulations under such Acts or do or permit or omit to be done any act, matter or thing as a consequence of which any provision of any statute, bye-law, order or regulation or any condition of any consent, licence, permission or approval (whether of a public or private nature) from time to time in force imposed on, applicable to or otherwise affecting any of the Properties is or may be infringed;

(i)	Maintenance of Buildings and Equipment

(i)
keep all its buildings and Equipment which are necessary or useful in the proper conduct of its business in good and substantial repair (subject to fair wear and tear) and in good working order and condition and, on not less than 48 hours written notice, permit the Agent and its agents or representatives to enter and view their state and condition during business hours; and

(ii)	if requested by the Agent, affix to the Equipment a prominent and fireproof notice stating that the Equipment in question is charged to the Agent by way of fixed charge;

(j)	Insurance

(i)
insure and keep insured its Properties, Equipment and all other tangible assets of an insurable nature at its own expense to the full replacement or reinstatement value thereof from time to time (including, where applicable, the cost of demolition and site clearance, architects’, surveyors’ and other professional fees and incidental expenses in connection with replacement or reinstatement) against loss or damage (including loss of rent and profits) by fire, storm, lightning, explosion, riot, civil commotion, malicious damage, impact, flood, burst pipes, aircraft and other aerial devices or articles dropped therefrom and such other risks and contingencies as the Agent shall from time to time request;

(ii)	maintain third party and public liability insurance and such other insurance as are normally maintained by prudent companies carrying on businesses similar to those of the Company;

(iii)
duly and promptly pay all premiums and other moneys necessary for effecting and keeping up such insurances and on demand produce to the Agent the relevant policies and evidence of such payments and comply in all other respects with the terms and conditions of the relevant policies including without limitation any stipulations or restrictions as to the use and/or operation of any asset; and

(iv)
(in the case of any Property held under a lease the terms of which prohibit the Company from complying with the obligations referred to in clause 5.1(j)(i)) procure (where it is empowered to do so) or otherwise use all reasonable efforts to procure the maintenance by the landlord (or other third party) of such insurance obligations in accordance with the provisions of the relevant lease;

(k)	Property outgoings

punctually pay, or cause to be paid, and indemnify the Secured Parties and any Receiver or Administrator (on a several basis) against, all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether imposed by agreement, statute or otherwise) now or at any time during the continuance of this security payable in respect of its Properties or any part thereof or by the owner or occupier thereof;

(l)	Possession of Properties

without prejudice to the generality of clause 3.5(a), not without the prior written consent of the Agent part with possession of the whole or any part of its Properties which are necessary or useful in the proper conduct of its business or permit any person:

(i)
to be registered (jointly with the Company or otherwise) as proprietor under the Land Registration Acts of any of its Properties which are necessary or useful in the proper conduct of its business nor create or permit to arise any unregistered interests which override first registration or registered dispositions affecting the same within the definition in those Acts or within any corresponding legislation in any other part of the United Kingdom; or

(ii)
to become entitled to any right, easement, covenant, interest or other title encumbrance which might adversely affect the use, value or marketability of any of its Properties which are necessary or useful in the proper conduct of its business;

(m)	Variation of leasehold interests

not without the prior written consent of the Agent vary, surrender, cancel or dispose of, or permit to be forfeit, any leasehold interest in any of its Properties which are necessary or useful in the proper conduct of its business;

(n)	Acquisition of property

as soon as practicable inform the Agent upon making a relevant purchase of any estate or interest in freehold, leasehold or heritable property and supply the Agent with such details of the relevant purchase as the Agent may from time to time request;

(o)	Environmental Complaints and Obligations

promptly on becoming aware of it inform the Agent of any Environmental Complaint which is made or threatened against it or any other Specified Person and of any requirement which is imposed pursuant to any Environmental Licence or Environmental Law which requires the Company or any other Specified Person to make any investment or capital expenditure or to take or desist from taking any action in either case in respect of any of the Charged Assets in order to comply with Environmental Law or such Environmental Licence;

(p)	Access

on not less than 48 hours written notice, procure that the Agent and its agents or representatives are allowed access during business hours to inspect its Properties and, where the Agent reasonably believes it to be necessary, to require testing or the taking of samples at the expense of the Company to verify its compliance with Environmental Law applicable to it and/or its Environmental Licences;

(q)	Hazardous Substance

notify the Agent forthwith upon becoming aware of any Hazardous Substance present at, on or under or brought on to any of its Properties which is reasonably likely to give rise to any Environmental Complaint, or which might lead to or cause a change in value of any of its Properties or any of its Charged Assets;

(r)	Intellectual Property

without prejudice to the generality of clause 5.1(g):

(i)
take all necessary action to safeguard, prosecute and maintain its rights, present and future, in or relating to its Intellectual Property which is necessary for the conduct of its business including, without limitation, observing all covenants and stipulations relating thereto and paying all applicable application and renewal fees, licence fees and other outgoings;

(ii)
use all reasonable efforts to effect registration of applications for registration of any registered design, patent, trade mark and service mark and keep the Agent informed of events relevant to any such application and not without the prior consent in writing of the Agent (such consent not to be unreasonably withheld or delayed) permit any Intellectual Property which is necessary for the conduct of its business to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment for non-use or otherwise;

(iii)
notify the Agent forthwith of any infringement or suspected infringement or any challenge to the validity of any of its Intellectual Property which is necessary for the conduct of its business which may come to its notice, supply the Agent with all information in its possession relating thereto and take all steps necessary to prevent or bring to an end any such infringement and to defend any challenge to the validity of any such rights;

(s)	Copies of notices

notify the Agent as soon as reasonably practicable if it receives any notice in connection with any of its Properties including, without limitation, any notice under section 146 Law of Property Act 1925;

(t)	Jeopardy

not do or cause or permit to be done anything which is reasonably likely to depreciate, jeopardise or otherwise prejudice the value or marketability of any of its Charged Assets which are necessary or useful in the proper conduct of its business.

5.2	Notice to Account Bank

Save where the account bank is the Agent, the Company will upon execution of this deed give notice to the bank with which Accounts are maintained (and forthwith on any change in the identity of such bank, give notice to the new bank) of this deed in the form of Part 1 of Schedule 4 (Form of Notice of Charge to Account Bank) and use its reasonable endeavours to procure that such bank or new bank (as the case may be) acknowledges such notice to the Agent in the form of Part 2 of Schedule 4 (Form of Acknowledgement of Notice of Charge from the Account Bank).

5.3	Power to remedy

If the Company defaults at any time in complying with any of its obligations contained in this deed, the Agent shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and the Company hereby irrevocably authorises the Agent and its employees and agents by way of security to do all such things (including, without limitation, entering the Company’s property) reasonably necessary or desirable in connection therewith.  Any moneys so expended by the Agent shall be repayable by the Company to the Agent on demand together with interest at the Default Rate from the date of payment by the Agent until such repayment, both before and after judgment.  No exercise by the Agent of its powers under this clause 5.3 shall make it or any other of the Secured Parties liable to account as a mortgagee in possession.

6	FURTHER ASSURANCE

6.1	Further assurance

The Company shall if and when at any time required by the Agent execute such further Encumbrances and assurances in favour or for the benefit of the Secured Parties and do all such acts and things as the Agent shall from time to time reasonably require over or in relation to all or any of the Charged Assets to secure the Secured Obligations or to perfect or protect the Agent’s security over the Charged Assets or any part thereof or to facilitate the realisation of the same.

Without prejudice to the foregoing the Company shall use all reasonable endeavours to obtain from each landlord in respect of each Property used or occupied by the Company a waiver, in substantially the form set out at Schedule 8, in respect of such landlord’s rights in respect of inventory and equipment located at such Property and afford the Agent and any Receiver rights of access to such Property. Accordingly the Company shall submit such waiver for consent by the relevant landlord within 45 days of the date of this Charge in respect of current Properties and in the event of future Properties, within 45 days of first use or occupancy by the Company.

6.2	Certain documentary requirements

Such further Encumbrances and assurances shall be prepared by or on behalf of the Agent and shall contain:

(a)	an immediate power of sale without notice;

(b)	a clause excluding section 93 Law of Property Act 1925 and the restrictions contained in section 103 Law of Property Act 1925; and

(c)	such other clauses for the benefit of the Secured Parties as the Agent may require,

but shall be on terms no more onerous than those set out in this deed.

6.3	Implied Covenants

The provisions of clauses 6.1 (Further assurance) and 6.2 (Certain documentary requirements) shall be in addition to and not in substitution for the covenants for further assurance deemed to be included in this deed by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.

7	ENFORCEMENT

7.1	Enforcement

At any time on or after the Enforcement Date the Agent shall be entitled to make demand for payment of the Secured Obligations and, if such demand is not met in full, to enforce the Security (in whole or in part) created by this deed.

7.2	Powers of the Agent on enforcement

At any time on or after the Enforcement Date the Agent may, without further notice, without the restrictions contained in section 103 Law of Property Act 1925 and whether or not an Administrator or a Receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this deed and all the powers and discretions conferred by this deed on a Receiver either expressly or by reference.

7.3	Enforcement in relation to Securities

Without limiting the generality of clause 7.2 (Powers of the Agent on enforcement) the Agent and its nominees at the discretion of the Agent may at any time on or after the Enforcement Date and without further notice to or any authority from the Company, exercise in respect of the Securities any voting rights and all powers given to trustees by the Trustee Act 2000 in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name any of the Securities is registered or by the bearer thereof for the time being.

7.4	Subsequent Encumbrances

If any Secured Party receives notice of any subsequent Encumbrance (other than a Permitted Encumbrance) affecting all or any of the Charged Assets, such Secured Party may open a new account for the Company.  If it does not do so then, unless such Secured Party gives express written notice to the contrary to the Company, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and as from that time all payments made by or on behalf of the Company to such Secured Party shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Company to such Secured Party at the time when it received such notice.

7.5	Statutory power of leasing

The Agent shall have the power to lease and make agreements for leases at a premium or otherwise, to accept surrenders of leases and to grant options on such terms as the Agent shall consider expedient and without the need to observe any of the provisions of sections 99 and 100 Law of Property Act 1925.

7.6	Fixtures

At any time on or after the Enforcement Date or if requested by the Company the Agent may sever, and sell separately, any Fixtures from any of the Company's Properties to which they are attached.

8	APPOINTMENT OF ADMINISTRATOR

At any time on or after the Enforcement Date the Agent may appoint an Administrator of the Company for the purposes of and upon the terms contained in Schedule B1 Insolvency Act 1986.

9	APPOINTMENT AND POWERS OF RECEIVER

9.1	Appointment

At any time on or after the Enforcement Date the Agent may, save as specified in this clause 9.1, by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any person to be a Receiver of such part of the Charged Assets of the Company, not being the whole or substantially the whole of the Company's property within the meaning of section 29 Insolvency Act 1986, as the Agent may specify (the "Receivership Assets").  Any such appointment may be made subject to such qualifications, limitations and/or exceptions (either generally or in relation to specific assets or classes of asset) as may be specified in the instrument effecting the appointment.  Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Agent may specify to the contrary in the appointment.  The Agent may remove any Receiver so appointed and appoint another in his place.  The Agent shall not, however, be entitled to appoint a Receiver solely as a result of the obtaining of a moratorium or of anything done with a view to obtaining a moratorium, under the Insolvency Act 2000 without the leave of the court.

9.2	Receiver as agent

A Receiver shall be the agent of the Company in respect of which he is appointed and the Company shall be solely responsible for his acts or defaults and for his remuneration.

9.3	Powers of Receiver

A Receiver shall have the power to do or omit to do on behalf of the Company anything which the Company itself could do or omit to do if the Receiver had not been appointed, notwithstanding the liquidation of the Company.  In particular (but without limitation) a Receiver shall have power to:

(a)	take possession of, collect and get in the Receivership Assets and, for that purpose, to take such proceedings as may seem to him expedient;

(b)	sell or otherwise dispose of the Receivership Assets by public auction or private auction or private contract;

(c)	raise or borrow money and grant security therefor over the Receivership Assets;

(d)	appoint a solicitor or accountant or other professionally qualified person to assist him in the performance of his functions;

(e)	bring or defend any action or other legal proceedings in the name and on behalf of the Company;

(f)	refer to arbitration any question affecting the Company;

(g)	effect and maintain insurances in respect of the business and Properties of the Company;

(h)	use the Company's seal;

(i)	do all acts and to execute in the name and on behalf of the Company any deed, receipt or other document;

(j)	draw, accept, make and endorse any bill of exchange or promissory note in the name and on behalf of the Company;

(k)	appoint any agent to do any business which he is unable to do himself or which can more conveniently be done by an agent and employ and dismiss employees;

(l)	do all such things (including the carrying out of works) as may be necessary for the realisation of the Receivership Assets;

(m)	make any payment which is necessary or incidental to the performance of his functions;

(n)	carry on the business of the Company;

(o)	establish Subsidiaries of the Company;

(p)	transfer to Subsidiaries of the Company the whole or any part of the business or Receivership Assets;

(q)	grant or accept a surrender of a lease or tenancy of any of the Receivership Assets and to take a lease or tenancy of any properties required or convenient for the business of the Company;

(r)	make any arrangement or compromise on behalf of the Company in respect of the Receivership Assets;

(s)	call up any uncalled capital of the Company;

(t)
rank and claim in the bankruptcy, insolvency, sequestration or liquidation of any person indebted to the Company and to receive dividends, and to accede to trust deeds for the creditors of any such person.

The Receiver shall also have all powers from time to time conferred on receivers by statute without, in the case of powers conferred by the Law of Property Act 1925, the restrictions contained in Section 103 of that Act.

9.4	Remuneration

The Agent may from time to time determine the remuneration of any Receiver and section 109(6) Law of Property Act 1925 shall be varied accordingly.  A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

9.5	Insurance moneys

Any insurance moneys received by a Receiver shall be applied in accordance with clause 10.2 (Insurance proceeds) and accordingly section 109(8) Law of Property Act 1925 shall not apply.

10	APPLICATION OF PROCEEDS; PURCHASERS

10.1	Application of proceeds

All moneys received by the Agent or by any Receiver shall, subject to clause 13.5 (Suspense accounts), be paid to the Agent under the Credit Agreement, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority in law to the Secured Obligations, in or towards satisfaction of the Secured Obligations in accordance with the terms of the Credit Agreement.

10.2	Insurance proceeds

All insurance moneys (including any received by a Receiver) deriving from any of the Insurances (whether before or after the Enforcement Date) shall be applied in accordance with the terms of the Credit Agreement.

10.3	Protection of purchasers

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Agent or any Administrator or Receiver to exercise any of the powers conferred by this deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

11	INDEMNITIES; EXCLUSION OF LIABILITY; COSTS AND EXPENSES

11.1	Enforcement costs

The Company hereby undertakes with the Agent to pay on demand all costs, charges and expenses incurred by or on behalf of the Secured Parties or any of them or by any Administrator or Receiver in or about the enforcement or preservation or attempted enforcement or preservation of any of the security created by or pursuant to this deed or any of the Charged Assets on a full indemnity basis, together with interest at the Default Rate from the date on which such costs, charges or expenses are so incurred until the date of payment (as well after as before judgment).

11.2	No liability as mortgagee in possession

None of the Secured Parties or any Receiver shall be liable to account to the Company as mortgagee in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee may be liable as such.

11.3	Recovery of Debts

None of the Secured Parties or any Receiver shall have any liability or responsibility of any kind to the Company arising out of the exercise or non-exercise of the right to enforce recovery of the Debts or shall be obliged to make any enquiry as to the sufficiency of any sums received in respect of any Debts or to make any claims or take any other action to collect or enforce the same.

11.4	Third Party Contract Rights

(a)	A person who is not a party to this deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this deed.

(b)
Notwithstanding any other provision of this deed, the Agent and the Company shall be entitled to agree variations to this deed without notifying the other Indemnified Parties or any retired Agent  or seeking the consent of such Indemnified Parties or any retired Agent or any of them to the variation.

11.5	Value Added Tax

All fees, costs and expenses payable under or pursuant to this deed shall be paid together with an amount equal to any value added tax payable by any Secured Party in respect of the same.  Any value added tax chargeable in respect of any services supplied by any Secured Party under this deed shall, on delivery of a value added tax invoice, be paid in addition to any sum agreed to be paid under this deed.

12	POWER OF ATTORNEY

12.1
The Company by way of security hereby irrevocably appoints each of the Agent and any Receiver severally to be its attorney in its name and on its behalf to do all things which the Company may be required to do under this deed but which it has failed to do including:

(a)
to execute and complete any documents or instruments which the Agent or such Receiver may require for perfecting the title of the Agent to the Charged Assets or for vesting the same in the Agent, its nominees or any purchaser;

(b)	to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 6 (Further assurance); and

(c)
otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which are required for the full exercise of all or any of the powers conferred on the Agent or a Receiver under this deed or which may be deemed expedient by the Agent or a Receiver in connection with any disposition, realisation or getting in by the Agent or such Receiver of the Receivership Assets or in connection with any other exercise of any power under this deed and including, but not limited to a power in favour of any Receiver to dispose for value of any of the assets of the Company over which such Receiver may not have been appointed and which are located at Property over which he has been appointed, without being liable for any losses suffered by the Company, or any part thereof.

12.2
The Company ratifies and confirms (and agrees to do so) whatever any such attorney shall do, or attempt to do, in the exercise of all or any of the powers, authorised and discretions pursuant to clause 12.1.

13	CONTINUING SECURITY AND OTHER MATTERS

13.1	Continuing security

This deed and the obligations of the Company under this deed (including, without limitation, the Guarantees) shall extend to the ultimate balance from time to time owing in respect of the Secured Obligations and shall be a continuing security notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

13.2	Liability unconditional

The liability of the Company shall not be affected nor shall any guarantee be discharged or reduced by reason of:

(a)	the Incapacity or any change in the name, style or constitution of the Company or other person liable;

(b)	any Secured Party granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of the Company or any other person liable; or

(c)	any amendment, variation or waiver (however material or fundamental) of the Credit Agreement; or

(d)
any act or omission which would not have discharged or affected the liability of the Company had it been a principal debtor instead of a guarantor or anything done or omitted which but for this provision might operate to exonerate the Company.

13.3	Collateral Instruments

None of the Secured Parties shall be obliged to make any claim or demand on the Company or any other person liable or to resort to any Collateral Instrument or other means of payment before enforcing this deed and no action taken or omitted in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Company (including, without limitation, the liability of the Company under the Guarantee).  None of the Secured Parties shall be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.

13.4	Waiver of Company’s rights

Until all the Secured Obligations have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement or the discharge by the Company of its liability under its guarantee) the Company agrees that without the prior written consent of the Agent it will not:

(a)	exercise any rights of subrogation, contribution or indemnity against any other person liable;

(b)
demand or accept any Collateral Instrument to be executed in respect of any of its obligations under this deed or any other Indebtedness now or hereafter due to the Company from any other person liable;

(c)	take any step to enforce any right against other person liable in respect of any such Secured Obligations;

(d)
exercise any right of set-off or counter-claim against any other person liable or claim or prove or vote as a creditor in competition with any of the Secured Parties in the liquidation, administration or other insolvency proceeding of the Company or any other person liable or have the benefit of, or share in, any payment from or composition with, any other person liable or any Collateral Instrument now or hereafter held by any of the Secured Parties for any obligations or liabilities of any other person liable.

13.5	Suspense accounts

Any money received in connection with a guarantee or pursuant to the realisation of any security created pursuant to this deed (whether before or after any Incapacity of the Company or any other person liable) may be placed to the credit of an interest-bearing suspense account with a view to preserving the rights of the Secured Parties to prove for the whole of their respective claims against the Company or any other person liable.

13.6	Settlements Conditional

Except as otherwise specified in a deed of release executed by the Agent, any release, discharge or settlement between the Company and any of the Secured Parties shall be conditional upon no security, disposition or payment to any of the Secured Parties by the Company or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Agent shall be entitled to enforce this deed as if such release, discharge or settlement had not occurred and any such payment had not been made.

13.7	Company to deliver up certain property

If, contrary to clause 13.4 (Waiver of Company’s rights), the Company takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Agent and shall be delivered to the Agent on demand.

14	CURRENCIES

All moneys received or held by the Agent or by a Receiver under this deed at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Agent or Receiver considers necessary or desirable and the Company shall indemnify the Agent against the full cost (including all commissions, charges and expenses) incurred in relation to such sale.  Neither the Agent nor any Receiver shall have any liability to the Company in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

15	DECLARATION OF TRUST

15.1	Declaration of Trust

The Agent hereby declares itself trustee of the covenants, agreements and undertakings of the Company contained in this deed and the security and other rights, titles and interests constituted by this deed and of the Charged Assets and all other moneys, property and assets paid to the Agent or held by the Agent or received or recovered by the Agent pursuant to or in connection with this deed with effect from the date of this deed to hold the same on trust for the Secured Parties and to apply the same as follows:

(a)	first as to a sum equivalent to the Secured Obligations for the Secured Parties absolutely; and

(b)	secondly as to the balance (if any) for the Company or whoever else is entitled to such balance absolutely.

15.2	Duration

The trusts constituted by this deed shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of the period of 80 years from the date of this deed; and

(b)
receipt by the Agent of confirmation in writing from all the Secured Parties that the Secured Obligations have been repaid or discharged to the satisfaction of the Secured Parties and that none of the Secured Parties is under any obligation to permit any Secured Obligations to be incurred and the Credit Agreement has been terminated, and the parties to this deed declare that the perpetuity period applicable to this deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of 80 years.

15.3	Instructions and Certificates

The Agent shall be entitled to assume that any instructions or certificates received by it from the Lenders under or pursuant to this deed or the Credit Agreement are:

(a)	given in accordance with the provisions of this deed or the relevant document; and

(b)	given, where appropriate, in accordance with the directions of persons or the provisions of agreements by which the other Secured Parties are bound;

and the Agent shall not be liable to any other person for any action taken or omitted under or in connection with this deed in accordance with any such instructions or certificates unless caused by its gross negligence or wilful misconduct.  The Agent shall be entitled to act and/or rely upon any notice, request or other communication of any party to this deed for the purposes of this deed or of the Credit Agreement if such notice, request or other communication purports to be signed or sent by or on behalf of an authorised signatory of such party.

15.4	Powers and Discretions

The Agent shall have all the powers and discretions conferred upon trustees by the Trustee Act 1925 (to the extent not inconsistent with this deed) and in addition all the powers and discretions conferred upon the Agent by this deed and upon a Receiver appointed under this deed and by way of supplement it is expressly declared as follows:

(a)
the Agent may in relation to any of the provisions of this deed and other related documents engage and pay all proper fees and expenses for the advice or services of and act on the opinion or advice of or any information obtained (whether by the Agent or any other person) from any lawyer, accountant, banker, broker, surveyor, valuer auctioneer, financial adviser or other professional adviser or other expert whose advice, services, opinion or information may to it seem necessary, expedient or desirable and the Agent shall not be responsible for any loss occasioned by so acting;

(b)
any such advice or opinion or information referred to in clause 15.4(a) may be sent or obtained by letter or facsimile transmission or electronic mail and the Agent shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter or facsimile transmission or electronic mail although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity is not manifest;

(c)
the Agent shall be at liberty to place this deed and any other instruments, documents or title deeds delivered to it pursuant to or in connection with this deed for the time being in its possession in any safe deposit, safe or receptacle selected by the Agent or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers and the Agent shall not be responsible for any loss thereby incurred (save that the Agent shall take reasonable steps to pursue any person who may be liable to it in connection with such loss);

(d)
the Agent (or any director or officer of the Agent) shall not be precluded by reason of so acting from underwriting, guaranteeing the subscription of, subscribing for or otherwise acquiring, holding or dealing with any debentures, shares or securities whatsoever of the Company or any subsidiary thereof or any holding company of any the Company or any other subsidiary of any such holding company or any other company in which the Company or any such holding company or subsidiary may be interested or from entering into any contract or financial or other transaction with or from engaging in any other business with, or from accepting or holding the trusteeship of any other trust deed constituting or securing any securities issued by or relating to, the Company or any subsidiary thereof or any holding company of the Company or any other subsidiary of any such holding company or any other company in which the Company or any such holding company or subsidiary may be interested and shall not be liable to account for any profit made or payment received by it thereby or in connection therewith;

(e)
the Agent may act by responsible officers or a responsible officer of the Agent and may also whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons all or any of the rights, trusts, powers, authorities and discretions vested in it by this deed and such delegation may be made upon such terms and subject to such conditions (including power to sub-delegate) and subject to such regulations as the Agent may think fit and the Agent shall not be bound to supervise the proceedings or (provided that the Agent shall have exercised reasonable care in the selection of such delegate) be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate;

(f)
the Agent shall not be liable for acting in relation to this deed, or any related documents on any notice, request, certificate, direction or other communication or other document purporting to emanate from the Company or any other person notwithstanding that the same shall include some error or omission or not be authentic.  The Agent shall be in no way bound to call for further evidence or to be responsible for any loss that may be occasioned by its failure to do so or by its acting on any such certificate;

(g)
the Agent may instead of acting personally employ and pay an agent whether being a lawyer or other person to transact or concur in transacting any business and to do or concur in doing all acts required to be done by the Agent including the receipt and payment of money and any trustee in respect hereof being a lawyer, accountant, banker, broker, valuer, auctioneer or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges reasonably incurred for business transactions and acts done by him or his firm in connection with any this deed and also his charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this deed including matters which might or should have been attended to in person by a trustee not being engaged in any profession or business;

(h)
the Agent may call for and rely (as to any matters of fact which might reasonably be expected to be within the knowledge of the Company) upon a certificate signed by two authorised signatories of the Company as sufficient evidence thereof and shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Agent failing to do so;

(i)
notwithstanding anything else contained herein, the Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state (including any environmental directive or regulation) or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(j)	the Agent shall not be liable for any failure, omission or defect in perfecting the security constituted by or pursuant to this deed including, without limitation:

(i)
failure to obtain any licence, consent or other authority for the execution of this deed including, without limitation, the consent of any person required under the terms of any documents constituting the Charged Assets;

(ii)	failure to register the same in accordance with any of the documents of title of any of the Company to any of the Charged Assets;

(iii)
failure to effect or to procure registration of or otherwise protect any floating charge created by or pursuant to this deed by registering under the Land Registration Act 2002 any notice, restriction or other entry prescribed by or pursuant to the provisions of that Act, and it is the intention that the Agent shall not so effect or procure the registration of or otherwise so protect such floating charge;

(iv)
failure to take or require the Company to take any steps to render any charge created by this deed effective as regards assets (if any) outside England and Wales or to secure the creation of any ancillary charge under the laws of any other territory concerned; or

(v)	failure by the Company to perfect its title to all or any part of the Charged Assets so that the Agent shall not be bound to make any enquiries whatsoever as regards such title;

(k)
the Agent and every attorney, agent or other person appointed by it under or in connection with this deed or any of the Credit Agreement shall be entitled to be indemnified and/or secured out of amounts received by the Agent under this deed or the Credit Agreement against all liabilities and expenses properly incurred in the execution of any power, trust, authority or discretion in connection with this deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted to be done in any way relating to this deed, save to the extent that any such actions, proceedings, costs, claims or demands are caused by the gross negligence or wilful misconduct of the indemnified person;

(l)
all moneys which under the trusts contained in this deed are received or held by the Agent following an Event of Default may be invested in the name of the Agent or any nominee or under the control of the Agent by placing the same on deposit in the name of the Agent or any nominee or under the control of the Agent at a bank and the Agent shall not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise;

(m)
save as otherwise provided herein, the Agent shall (as between itself and the other Secured parties) have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this deed or the Credit Agreement as it affects the Agent and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Agent) shall be conclusive and shall bind the other Secured Parties and the Company;

(n)	the Agent shall not be bound to give notice to any person of the execution of this deed or the Credit Agreement or any transactions contemplated hereby or thereby;

(o)
notwithstanding any other provision in the Credit Agreement, the other Secured Parties and the Company acknowledge that when exercising the rights, benefits, powers, trusts, authorities, discretions and obligations expressed to be granted to the Agent by this deed, the Credit Agreement or by operation of law, the Agent shall not be responsible for any loss, costs, damages, expenses or inconveniences that may result from the exercise or non-exercise thereof save that the Agent shall not be bound to act unless it is first indemnified and/or secured to its satisfaction by the Secured Parties (as the case may be) against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing, save to the extent that any such actions, proceedings, costs, claims or demands are caused by the gross negligence or wilful misconduct of the Agent;

(p)
any consent or approval given by the Agent for the purpose of this deed or the Credit Agreement may be given on such terms and subject to such conditions (if any) as the Agent may require and notwithstanding anything to the contrary contained in this deed;

(q)
the Agent shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Agent under this deed or the Credit Agreement, has happened or to monitor or supervise the observance and performance by the Company or any of the other parties thereto of their respective obligations under the Credit Agreement or the obligations of the other Secured Parties and, until it shall have actual knowledge or express notice to the contrary, the Agent shall be entitled to assume that no such event, condition or act has happened and that the Company and each of the other parties thereto are observing and performing all their respective obligations thereunder;

(r)
without prejudice to the provisions hereof and of the Credit Agreement relating to insurance, the Agent shall not be under any obligation to insure any of the Charged Assets or documents of title or other evidence in respect thereof or to require any other person to maintain any such insurance, shall not be under any responsibility in respect of the insurances required to be taken out pursuant to the Credit Agreement and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any such insurance;

(s)
the Agent shall not be responsible for any loss, expense or liability occasioned to the Charged Assets however caused by any act or omission of the Company or any other person (including any bank, broker, depository, warehouseman or other intermediary or any clearing system or the operator thereof) whether acting in accordance with or contrary to the terms of any agreement or otherwise and irrespective of whether the Charged Assets are held by or to the order of any of the foregoing persons, unless such loss is occasioned by the wilful neglect or misconduct or fraud of the Agent;

(t)
the Agent shall not be liable for any error of judgment made in good faith by any officer or employee of the Agent assigned by the Agent to administer its corporate trust matters unless it shall be proved that the Agent was grossly negligent in ascertaining the pertinent facts;

(u)
no provision of this deed or the Credit Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers solely in its capacity as trustee under this deed (including, without limitation, where it is so bound to act at the direction of the Agent), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not assured to it;

(v)
the Agent shall have no responsibility whatsoever to the Company or any of the Secured Parties as regards any deficiency or additional payment, as the case may be, which might arise because the Agent or the Company is subject to any tax in respect of the Charged Assets or any part thereof or any income therefrom or any proceeds thereof;

(w)
the Agent shall have only those duties, obligations and responsibilities expressly specified in this deed and the Credit Agreement and shall not have any implied duties, obligations or responsibilities.  In performing or carrying out its duties, obligations and responsibilities, the Agent shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in this deed or the Credit Agreement) and shall not have or be deemed to have any duty, obligation or responsibility to or relationship of trust or agency with the Company;

(x)
notwithstanding anything else herein contained, the Agent may refrain from taking any action or exercising any right, power, authority or discretion vested in it under this deed or the Credit Agreement, any of the Charged Assets or any other agreement relating to the transactions herein or therein contemplated until it has been indemnified and/or secured to its satisfaction against any and all actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings (including legal and other professional fees) which might be brought, made or conferred against or suffered, incurred or sustained by it as a result and nothing contained in this deed shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has reasonable grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

(y)
notwithstanding anything contained in this deed, to the extent required by any applicable law, if the Agent is required to make any deduction or withholding from any distribution or payment made by it under this deed  or if the Agent is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this deed or the Credit Agreement, whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Agent, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under these presents (other than in connection with its remuneration as provided for herein) or any investments from time to time representing the same, including any income or gains arising therefrom, or any action of the Agent in or about the administration of the trusts of this deed (other than the remuneration herein specified) or otherwise, then the Agent shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Agent to tax from the funds held by the Agent on the trusts of this deed.

15.5	Power in addition

The powers conferred by this deed upon the Agent shall be in addition to any powers which may from time to time be vested in it by general law or as the holder or mortgagee in possession of any of the Charged Assets.  Part 1 of the Trustee Act 2000 shall not apply to the trusts created by this deed.

15.6	Exculpation of Agent

The Agent shall:

(a)	not be bound to (and it is the intention that it shall not) account to any person for any sum received by it for its own account or the profit element of any such sum;

(b)	not have any duty or responsibility, either initially or on a continuing basis:

(i)
to provide any other Secured Party with any information with respect to the Company whenever coming into its possession or to provide any other person with any communication received by it under or in connection with this deed; or

(ii)	to investigate the application of sums distributed pursuant to this deed;

(c)
not examine or enquire into (unless the Agent considers it appropriate to do so following receipt of instructions to enforce the security constituted by or pursuant to this deed) or be responsible for the legality, validity, effectiveness, adequacy or enforceability of this deed, the Credit Agreement or any agreement, assignment or other document relating to any of the foregoing or its ability to exercise the rights, trusts, powers, authorities and discretions conferred by this deed or any other of the foregoing, and so that the Agent shall not be responsible for its inability to exercise any of the same or for any loss or damage thereby occasioned and, in particular but without prejudice to the generality of the foregoing, the Agent shall not be liable to the other Secured Parties for any damage or loss arising from any want of due formality in the constitution of the security constituted by or pursuant to this deed resulting in the illegality, invalidity, ineffectiveness, inadequacy or unenforceability of such security and it is hereby confirmed that prior to the date hereof the Agent has not made (and it was the intention that it should not make) any such examination or enquiry as aforesaid;

(d)
not be bound to disclose to any other person any information relating to the Company or any of them if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

(e)	not under this deed be concerned with the interests of or owe any duty whatsoever to any persons other than the Secured Parties;

(f)
be entitled at any time to appoint (and subsequently to dismiss) such other person or persons as it thinks fit to become additional trustees under this deed to assist it in carrying out its duties under this deed and each such additional trustee shall be entitled to the same rights and subject to the same obligations under this deed as the Agent;

(g)	accept without enquiry, requisition or objection or investigation of title such title as the Company may have to the Charged Assets; and

(h)
subject to the Agent's discretions given to it under this deed, not be under any obligation to hold any title deeds or other documents in connection with the Charged Assets in its own possession or under its own control or to take any steps to protect or preserve or insure the same and the Agent may permit the Company to retain all such title deeds and other documents in connection with the Charged Assets in their possession and the Agent shall not be responsible for any loss incurred in connection with such deposit or possession.

15.7	Investigations

It is understood and agreed by each Secured Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, value, affairs, status and nature of the Company and the Charged Assets and, accordingly, each Secured Party is deemed to confirm to the Agent that it has not relied and will not hereafter rely on the Agent:

(a)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Company in connection with this deed; or

(b)
to assess or keep under review on its behalf the financial condition, creditworthiness, condition, value, affairs, status or nature of the Company and its respective subsidiaries or the Charged Assets.

15.8	Written certificates

The Company will, on request from the Agent, promptly give to the Agent a written certificate in such form as the Agent may reasonably require setting out all information available to it reasonably requested by the Agent to facilitate the performance by the Agent of its rights, trusts, powers, authorities, discretions, duties and obligations under this deed, such certificate to be signed by two directors.

15.9	Accession Undertakings

Each of the Secured Parties hereby appoints the Agent to receive on its behalf each Accession Undertaking and to countersign the same if, in the Agent's opinion, it is complete and appears on its face to be authentic and duly executed.  No Accession Undertaking shall be effective unless and until duly countersigned by the Agent.

15.10	Costs and Expenses

The Company shall on demand pay to the Agent an amount equal to all costs and expenses of the Agent reasonably and properly incurred in the negotiation, preparation and execution of this deed and any documents relating hereto or in the release of the security constituted by this deed (in each case including but not limited to legal fees and stamp duty) and all value added tax and similar tax charged or chargeable in respect thereof.

15.11	Resignation

(a)
The Agent may at any time, and without assigning any reason therefor or being responsible for any costs occasioned thereby, give not less than 30 days' notice to the Secured Parties of its desire to retire from the trusteeship of this deed and request the Secured Parties within such 30 day period to appoint a replacement Agent, whereupon the Secured Parties may appoint a replacement Agent.

(b)
The retirement of the Agent under clause 15.11(a) shall not take effect until the appointment of a replacement trustee has been effected by the Secured Parties pursuant to clause 15.11(a) and the replacement Agent has confirmed its agreement to be bound by the provisions of this deed whereupon the retiring Agent shall thereby forthwith be discharged from any further obligations under this deed (but without prejudice to any accrued liabilities under this deed) but shall remain entitled to the benefit of clause 15 and the replacement Agent shall have all the rights, trusts, powers, authorities, discretions, duties and obligations of the Agent under this deed as if it had been a party to this deed.

(c)
The resignation or removal of the retiring Agent and the appointment of any successor Agent shall both become effective upon the successor Agent notifying the other Secured Parties and the Company in writing that it accepts such appointment and executing an Accession Undertaking whereupon the successor Agent shall succeed to the position of the retiring Agent and the term "Agent" in this deed and the Credit Agreement shall include such successor Agent where appropriate.  Clause 15 shall continue to benefit a retiring Agent in respect of any action taken or omitted by it under this deed or the Credit Agreement while it was a Agent.

(d)
The Company shall take such action as may be necessary, and the Agent at the request (and properly incurred cost) of the Company  shall take such action as may be practicable, in order that the Credit Agreement and this deed or replacements therefor shall provide for effective and perfected security in favour of any replacement Agent including making available to the replacement Agent such documents and records as the successor Agent shall request (acting reasonably) and entering into any documentation necessary to transfer title to the Charged Assets to the replacement Agent.

16	MISCELLANEOUS

16.1	Liabilities survive deficiencies and releases

The Company agrees to be bound by this deed notwithstanding that any person intended to execute or to be bound by this deed may not do so or may not be effectually bound and notwithstanding that any guarantees or charges contained in this deed may be terminated or released or may be or become invalid or unenforceable whether or not the deficiency is known to any of the Secured Parties.

16.2	Exchange of information

The Company hereby authorises the Secured Parties to exchange between themselves any information concerning the Company and its business including the operation and state of its bank accounts.

16.3	Remedies Cumulative

No failure or delay on the part of the Secured Parties or any of them to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

16.4	Statutory power of leasing

Following the Enforcement Date, the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Company in relation to the Charged Assets or any part thereof.

16.5	Successors and assigns

Any appointment or removal of a Receiver under clause 9 (Appointment and Powers of Receiver) and any consents under this deed may be made or given in writing signed or sealed by any successors or assigns of the Agent and accordingly the Company hereby irrevocably appoints each successor and assign of the Agent to be its attorney in the terms and for the purposes set out in clause 12 (Power of Attorney).

16.6	Consolidation

Section 93 Law of Property Act 1925 shall not apply to the security created by this deed or to any security given to the Agent or any of the other Secured Parties pursuant to this deed.

16.7	No Set-Off or Withholding

(a)
All payments to be made by the Company to the Agent under this deed shall be made in full. They will be free and clear of any right of set-off and from any restriction, condition or deduction because of any counterclaim.

(b)
If the Company is required by law to make any deduction, payment or withholding in respect of any payment made, or due to be made, by it to the Agent, then the sum payable by the Company shall be increased to the extent necessary to ensure that, after making the deduction, withholding or payment, the Agent receives on the due date and retains (free from any liability in respect of the deduction, withholding or payment) a net sum equal to that which it would have received and retained had no deduction, withholding or payment been required or made.

16.8	Reorganisation

This deed shall remain binding on the Company notwithstanding any change in the constitution of any of the Secured Parties or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind.  The security granted by this deed shall remain valid and effective in all respects in favour of the Agent for itself and as trustee for the Secured Parties and any assignee, transferee or other successor in title of a Secured Party in the same manner as if such assignee, transferee or other successor in title had been named in this deed as a party instead of, or in addition to, that Secured Party.

16.9	Unfettered discretion

Save where specifically provided to the contrary in this deed, any liability or power which may be exercised or any determination which may be made under this deed by the Agent may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor.

16.10	Law of Property (Miscellaneous Provisions) Act 1989

For the purposes of the Law of Property (Miscellaneous Provisions) Act 1989 any provisions of the Credit Agreement relating to any disposition of an interest in land shall be deemed to be incorporated in this deed.

16.11	Accession

Each party to this deed agrees that a new Agent or Secured Party may accede to and become a party to this deed in its relevant capacity by duly completing an Accession Undertaking.

16.12	Release

Upon all the Secured Obligations having been paid or discharged in full and the Agent and all other Lenders having ceased to have any further obligations under any of the Other Documents whether actual or contingent to make any credit or accommodation to any of the Borrowers or Guarantors, the Agent will, to the extent permitted in accordance with the terms of the Credit Agreement, at the request and cost of the Company,  execute, reassign and/or do all such deeds, acts and things as may be reasonably necessary to release the Charged Assets from the security created by or pursuant to this deed.

17	NOTICES

17.1	Requirements for Notices

Every notice, request, demand or other communication under this deed shall:

(a)	be in writing delivered personally or by first-class pre-paid letter or facsimile transmission only;

(b)
be deemed to have been received, subject as otherwise provided in this deed, in the case of a letter, when delivered and, in the case of a facsimile transmission, when a complete and legible copy is received by the addressee (unless the time of despatch is after close of business in which case it shall be deemed to have been received at the opening of business on the next business day); and

(c)	be sent:

(i)	to the Company at:

Unit 1
The Summit Centre
Syport Drive, Harmondsworth
West Drayton, Middlesex
UB7 0LJ

Fax Number:                                +44 20-3745-8151
Attention:                      The Directors

(ii)	to the Agent at such address as provided for from time to time under the Credit Agreement,

or to such other address or fax number as is notified by the Company or, as the case may be, the Agent to the other party.

18	LAW

This deed shall be governed by English law.

IN WITNESS of which this deed has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this deed.

BST99 1649183-1.069646.0035

SCHEDULE 1

Properties

BST99 1649183-1.069646.0035

SCHEDULE 2

Securities

Shareholder	Company in which shares are held	Number and type of shares

BST99 1649183-1.069646.0035

SCHEDULE 3

Intellectual Property

None.

BST99 1649183-1.069646.0035

SCHEDULE 4

Notice of Charge

Part 1

Form of Notice of Charge to Account Bank

To:

[Branch Address]

Date:           [•                ]

Dear Sirs,

We hereby give you notice that, by a Guarantee and Debenture dated [•                ] (a copy of which is attached) (the "Debenture"), we charged to PNC Bank, National Association (the "Agent") all moneys (including interest) from time to time standing to the credit of each of our present and future accounts with any bank, financial institution or other person, which includes all of our rights in respect of the following accounts held with you (the "Accounts") and the debt or debts represented thereby:

Account Holder	Currency	Account number
Presstek Europe Ltd.	GBP	________________________
Presstek Europe Ltd.	EURO	________________________
Presstek Europe Ltd.	USD	________________________
Presstek Europe Ltd.	YEN	________________________

We hereby irrevocably authorise and instruct you, upon receipt by you of a written request from the Agent stating that it is enforcing its rights under the Debenture:

1
to disclose to the Agent without any reference to, or further authority from, us and without any inquiry by you as to the justification for such disclosure, such information relating to any of the Accounts as the Agent may, at any time and from time to time, request you to disclose to it;

2	to hold to the order of the Agent all sums from time to time standing to the credit of the Accounts in our name with you;

3	to pay or release all or any part of the sums from time to time standing to the credit of the Accounts in accordance with the written instructions of the Agent at any time or times;

4
to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge specified above, the sums standing to the credit of the Accounts from time to time or the debts represented thereby which you receive at any time from the Agent without reference to, or further authority from, us and without any inquiry by you as to the justification for or validity of such notice or instructions.

Please also note that these instructions shall not be revoked or varied without the prior written consent of the Agent.

This letter shall be governed by English law.

Would you please confirm your agreement to the above by sending the enclosed acknowledgement to the Agent with a copy to ourselves.

Yours faithfully

For and on behalf of Presstek Europe Limited

……………………………………………..
(Authorised signatory)

BST99 1649183-1.069646.0035

Part 2

Form of Acknowledgement of Notice of Charge from the Account Bank

To:           PNC Bank, National Association

cc:           Presstek Europe Limited

[•                ]

Dear Sirs,

We confirm receipt from [name of account holding Company] (the "Company") of a notice dated [•                ] of a charge upon the terms of a Guarantee and Debenture dated [•                ] (the "Debenture") of all moneys (including interest) from time to time standing to the credit of each of the Company’s present and future accounts with us (the "Accounts") and the debt or debts represented thereby.

We confirm that we have not received notice of the interest of any third party in any of the Accounts.

We confirm that we will not claim or exercise any right of set-off or any combination of accounts or counterclaim in relation to the Company and/or the Accounts.

We note that the Company has the right to continue to operate the Accounts until the date on which we receive from you a written request stating that you are enforcing your rights under the Debenture.

This letter shall be governed by English law.

Yours faithfully

for and on behalf of [Bank]

…………………………………….
(Authorised signatory)

BST99 1649183-1.069646.0035

SCHEDULE 5

Disposal of Charged Assets

Part 1

Form of letter of Request to dispose of Charged Assets

To:           PNC Bank, National Association

Dear Sirs

We refer to clause 3.5 of the guarantee and debenture dated [•                ] granted to you by us ("Debenture").

We hereby request your consent to dispose of [asset] being a Fixed Charged Asset (as defined in the Debenture).  We wish to dispose of [asset] to [purchaser] [describe terms].

Please confirm your consent to the above disposal by signing and returning the enclosed letter.

Yours faithfully

……………………………….

for and on behalf of

[Company]

BST99 1649183-1.069646.0035

Part 2

Form of letter of consent to dispose of Charged Assets

To:           [Company]

[•                ]

Dear Sirs

We refer to your letter of [date], a copy of which is attached.

We hereby consent to the disposal of [asset] to [purchaser] [on terms] [on the condition that [specify conditions of consent to disposal]].

Yours faithfully

………………………………………….

for and on behalf of
PNC Bank, National Association

BST99 1649183-1.069646.0035

SCHEDULE 6

Accession Undertaking

THIS UNDERTAKING is made the      day of                            20      by [new Agent/ new Secured Party] (the “Acceding Agent / Secured Party") in relation to the Guarantee and Debenture (the "Guarantee and Debenture") dated [                   ] between, inter alios, [   ].  Terms defined in the Guarantee and Debenture shall bear the same meanings herein.

The Acceding Agent / Secured Party hereby agrees with each other person who is or becomes a party to the Guarantee and Debenture that with effect on and from the date hereof it will be bound by the Guarantee and Debenture as [the Agent / a Secured Party] as if it had been an original party thereto in that capacity.

This Undertaking shall be governed by and construed in accordance with English law.

[Execution as a deed]

BST99 1649183-1.069646.0035

SCHEDULE 7

Notice of Assignment

To:           [insert name and address of counterparty]

Dated:

Dear Sirs

Re: [here identify the relevant Assigned Agreement] (the "Agreement")

We notify you that [insert name of Company] (the "Company") has assigned to PNC Bank, National Association (the "Agent") for the benefit of itself and certain other financial institutions (the "Secured Parties") all its right, title and interest in the Agreement as security for certain obligations owed by the Company to the Secured Parties.

We further notify you that:

1
you may continue to deal with the Company in relation to the Agreement until you receive written notice to the contrary from the Agent stating that it is accelerating its rights under a financing agreement dated [   ].  Thereafter the Company will cease to have any right to deal with you in relation to the Agreement and therefore from that time you should deal only with the Agent;

2	you are authorised to disclose information in relation to the Agreement to the Agent on request;

3
after receipt of written notice in accordance with paragraph 1 above, you must pay all monies to which the Company is entitled under the Agreement direct to the Agent (and not to the Company) unless the Agent otherwise agrees in writing; and

4	the provisions of this notice may only be revoked with the written consent of the Agent.

Please sign and return the enclosed copy of this notice to the Agent by way of confirmation that:

(a)	you agree to the terms set out in this notice and to act in accordance with its provisions; and

(b)
you have not received notice that the Company has assigned its rights under the Agreement to a third party or created any other interest (whether by way of security or otherwise) in the Agreement in favour of a third party.

The provisions of this notice are governed by English law.

Yours faithfully

….........................
for and on behalf of
[insert name of Company]

[On acknowledgement copy]

To:                      PNC Bank, National Association
[Address]

We acknowledge receipt of the above notice and confirm the matters set out in paragraphs (a) and (b) above.

…..........................
for and on behalf of
[insert name of Counterparty]

Dated:

BST99 1649183-1.069646.0035

SCHEDULE 8

Notice of Assignment

447375.132-1786848.2
LANDLORD’S WAIVER AND CONSENT

NAME OF OWNER OF PROPERTY:___________________(the “Landlord”)

ADDRESS OF PROPERTY:_________________________________ (the “Premises”)

WHEREAS, the Landlord is the owner or superior landlord of the Premises and has or is about to enter into a lease or sub-lease (the “Lease”) with Presstek Europe Limited (the “Guarantor”) pursuant to which the Guarantor has or will acquire a leasehold interest in all or a portion of the Premises; and

WHEREAS, PNC BANK, NATIONAL ASSOCIATION (“PNC”) and various other financial institutions (collectively, the “Lenders”) and PNC as agent for the Lenders (the “Agent”) has or is about to enter into a financing transaction with the Guarantor’s ultimate parent company, Presstek, Inc., and related companies (the “Group”); and

WHEREAS to secure the financing to the Group, the Guarantor has granted to the Agent for its benefit and for the ratable benefit of the Lenders a guarantee and debenture over all property and assets of the Guarantor from time to time, including, without limitation, goods, inventory, machinery and equipment, together with all additions, substitutions, replacements and improvements to, and the products and proceeds of the foregoing (collectively, the “Collateral”) and a qualifying floating charge over substantially all of the assets of the Guarantor; and

WHEREAS, all or a portion of the Collateral may from time to time be located at the Premises or may become wholly or partially affixed to the Premises;

NOW THEREFORE, in consideration of any financial accommodation extended by the Agent and the Lenders at any time the Landlord hereby agrees as follows:

1           A true and correct copy of the Lease is attached hereto as Exhibit A.  The Lease is in full force and effect and the Landlord is not aware of any existing default under the Lease.

2.           The Collateral may be stored, utilized and/or installed at the Premises and shall not be deemed a fixture or part of the Premises but shall at all times be considered personal property, whether or not any of the Collateral becomes so related to the land that an interest therein arises under land law.

3.           Until such time as the obligations of the Guarantor to the Agent and the Lenders are paid in full, the Landlord disclaims any interest in the Collateral, and agrees not to distrain or levy upon any of the Collateral or to assert any claim against the Collateral for any reason.

4.           The Agent, any the Lender or their representatives may enter upon the Premises at any time to inspect or remove the Collateral, and may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without liability of the Agent or the Lenders to Landlord; provided however, that the Agent and the Lenders shall promptly repair, at their expense, any physical damage to the Premises actually caused by said removal by the Agent and the Lenders. the Agent and the Lenders shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral.

5.           The Landlord shall not interfere with any sale of the Collateral, by public auction or otherwise, conducted by or on behalf of the Agent and the Lenders on the Premises.

6.           The Landlord agrees to provide the Agent with written notice of any default or claimed default by the Guarantor under the Lease, and prior to the termination of the Lease, to permit the Agent and the Lenders the same opportunity to cure or cause to be cured such default as is granted the Guarantor under the Lease, provided, however that the Agent and the Lenders shall have at least ten (10) days following receipt of said notice to cure such default.  The Landlord will permit the Agent and the Lenders to remain on the Premises for a period of up to one hundred eighty (180) days following receipt by the Agent of written notice from Landlord that Landlord is in possession and control of the Premises, has terminated the Lease and is directing removal of the Collateral, subject, however, to the payment to Landlord by the Agent and/or the Lenders of the basic rent due under the Lease for the period of occupancy by the Agent and the Lenders, pro-rated on per diem basis determined on a 30 day month.  The Agent’s and the Lenders’ right to occupy the Premises under the preceding sentence shall be extended for the time period the Agent and the Lenders are prohibited from selling the Collateral due to the imposition of the automatic stay by the commencement of an administration by the Guarantor or the making of an administration order in respect of the Guarantor.  The Agent and the Lenders shall not assume nor be liable for any unperformed or unpaid obligations of the Guarantor under the Lease.

7.           This waiver shall inure to the benefit of the Agent, the Lenders, their successors and assigns and shall be binding upon Landlord, its heirs, assigns, representatives and successors.  Landlord agrees and consents to the filing of this document for recording at the Land Registry.

8.           All notices to the Agent hereunder shall be in writing, sent by certified mail, and shall be addressed to the Agent at the following address: 340 Madison Avenue, New York, New York 10173, Attn: Relationship Manager - Presstek, Inc.

[Signature Page Follows This Page]

BST99 1649183-1.069646.0035

Dated this _____ day of March, 2010.

LANDLORD:_________________________

By:______________________________
Name:
Title:

BST99 1649183-1.069646.0035

BST99 1649183-1.069646.0035

SIGNATURE PAGES
TO THE COMPOSITE GUARANTEE AND DEBENTURE

EXECUTED and delivered as a deed by PRESSTEK EUROPE  LIMITED acting by:

Director
Signature	: /S/ James R. Van Horn
Name	: James R. Van Horn

In the presence of:

Witness Name:                                                      Ineke Kuijpers

Witness Signature:                                                      /S/ Ineke Kuijpers

SIGNED for and on behalf of PNC BANK, NATIONAL ASSOCIATION by:

Authorised Signatory
Signature	/S/ Thomas J. Lorenz
Name	Thomas J. Lorenz

Composite Guarantee and Debenture

BST99 1649183-1.069646.0035